UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Stockholders’ Agreement with Investor AB

On December 14, 2022, Nasdaq, Inc. (“Nasdaq”) entered into the First Amendment to Nasdaq Stockholders’ Agreement (the “Amended Stockholders’ Agreement”) with Investor AB (“Investor AB”), amending the original stockholders’ agreement that was entered into between Nasdaq and Investor AB on December 16, 2010, as previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 21, 2010. The Amended Stockholders’ Agreement provides the following, among other things:

Board Representation

The Amended Stockholder’s Agreement reinstated Investor AB’s right to propose for nomination one person (reasonably acceptable to Nasdaq’s Nominating & ESG Committee) for election to Nasdaq’s Board of Directors (the “Board”). Pursuant to the Amended Stockholder’s Agreement, Mr. Johan Torgeby, President and Group Chief Executive of Skandinaviska Enskilda Banken (SEB), a Nordic financial services group, and a currently serving member of the Board, will be deemed Investor AB’s designee until Nasdaq’s 2024 annual meeting of shareholders, or until his earlier death, resignation or removal. Mr. Torgeby was elected to Nasdaq’s Board of Directors on July 19, 2022 as an independent director.

Standstill Restrictions

The standstill restrictions of the Amended Stockholders’ Agreement, which had expired, are reinstated and will terminate and cease to apply, along with the Board representation right described above, upon the earliest to occur of:

•	Investor AB owning less than 10% of outstanding Nasdaq common stock;

•	Nasdaq entering into a definitive agreement with respect to a change of control of Nasdaq;

•	A change of control of Nasdaq;

•	Investor AB informing Nasdaq that it no longer wishes to have a Board representative; or

•	Nasdaq informing Investor AB that it does not intend to nominate or otherwise support Investor AB’s Board representative.

The foregoing summary of the Amended Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Stockholders’ Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	First Amendment to Nasdaq Stockholders’ Agreement, dated as of December 14, 2022, between Nasdaq, Inc. and Investor AB.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer